    As filed with the Securities and Exchange Commission on October 18, 2000
                                               Registration No. 33-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             THERAGENICS CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                           58-1528626
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

               5203 Bristol Industrial Way, Buford, Georgia 30518
              (Address of principal executive offices and zip code)

                             THERAGENICS CORPORATION
                            2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 Bruce W. Smith
                Secretary, Treasurer and Chief Financial Officer
                             Theragenics Corporation
                           5203 Bristol Industrial Way
                              Buford, Georgia 30518
                     (Name and address of agent for service)

                                 (770) 271-0233
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
Title of                        Maximum         Maximum
Securities      Amount          Offering        Aggregate        Amount of
to be           to be           Price           Offering         Registration
Registered      Registered      Per Share       Price            Fee
Common
Stock, $0.01    1,000,000       $5.1875(2)      $5,187,500(3)    $1,369.50
par value       shares(1)

(1) Representing shares to be issued and sold by the Registrant under the Theragenics Corporation 2000 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange for October 13, 2000.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                      II-1
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-15443);

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 0-15443);

         (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 0-15443);

         (4) The Registrant's Definitive Proxy Statement for its 2000 Annual Meeting of Shareholders held on May 19, 2000;

         (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on March 2, 1987 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-15443); and

         (6) The description of Rights contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on February 26, 1998 (File No. 0-15443).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Article Seventh, Section II(a) of the Registrant's Certificate of Incorporation provides for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law Section 145, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may otherwise be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Seventh, Section I of the Company's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                              Description

5        Opinion of counsel with respect to the securities being registered.*

10       Theragenics Corporation 2000 Stock Incentive Plan contained in the
         Registrant's Annual Report for the fiscal year ended December 31, 1999
         (File No. 0-15443).

23(a)    Consent of counsel (included in Exhibit 5).*

23(b)    Consent of Grant Thornton LLP.*

24       Power of Attorney (see signature pages to this Registration
         Statement).*

*  Filed herewith.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buford, State of Georgia, on this the 16th day of October, 2000.

                                          THERAGENICS CORPORATION



                                          By:   /s/ M. Christine Jacobs
                                                M. Christine Jacobs
                                                Chairman, President and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of M. Christine Jacobs and Bruce W. Smith, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on October 16, 2000 by the following persons in the capacities indicated.

/s/ M. Christine Jacobs                  President, Chief Executive Officer and Director, Chairman
M. Christine Jacobs                      (Principal Executive Officer)


/s/ Bruce W. Smith                       Executive Vice President, Secretary, Treasurer and
Bruce W. Smith                           Chief Financial Officer
                                         (Principal Financial and Accounting Officer)


/s/ Otis W. Brawley                      Director
Otis W. Brawley, M.D.


/s/ Orwin L. Carter                      Director
Orwin L. Carter, Ph.D.


/s/ Earnest W. Deavenport, Jr.           Director
Earnest W. Deavenport, Jr.


/s/ Patrick L. Flinn                     Director
Patrick L. Flinn


/s/ John V. Herndon                      Director
John V. Herndon


/s/ Peter A.A. Saunders                  Director
Peter A. A. Saunders

                                  EXHIBIT INDEX

Exhibit
  No.                              Description
5        Opinion of counsel with respect to the securities being registered.*

10       Theragenics Corporation 2000 Stock Incentive Plan contained in the
         Registrant's Annual Report for the fiscal year ended December 31, 1999
         (File No. 0-15443).

23(a)    Consent of counsel (included in Exhibit 5).*

23(b)    Consent of Grant Thornton LLP.*

24       Power of Attorney (see signature pages to this Registration
         Statement).*

*  Filed herewith.